SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)      Exhibits

          99.1         Press release dated October 23, 2003.

Item 9. Regulation FD Disclosure

On October 23, 2003, the Company issued a press release announcing its results for the quarter ended September 30, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: October 23, 2003

By: /s/ Jack Corrigan

Jack Corrigan

Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale,CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 October 23, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. reports third quarter, 2003 results.

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), reported operating results for the third quarter ending September 30, 2003.

Net income allocable to common shareholders for the third quarter of 2003 was $7.8 million or $0.36 per diluted share on revenues of $49.1 million compared to $9.9 million or $0.46 per diluted share on revenues of $48.1 million for the same period in 2002. Net income allocable to common shareholders for the nine months ended September 30, 2003 was $26.6 million or $1.24 per diluted share on revenues of $148.2 million compared to net income allocable to common shareholders of $32.5 million or $1.49 per diluted share on revenues of $145.0 million for the same period in 2002.

Net income allocable to common shareholders for the three months ended September 30, 2003 decreased $2.1 million or $0.10 per share from the comparable period in 2002 due primarily to a reduction in gains on dispositions, net of impairment losses of $1.1 million or $0.04 per share, a reduction in “Same Park” results of $1.0 million or $0.03 per share, and increased depreciation expense due to acquisitions of $.8 million or $0.03 per diluted share.

Net income allocable to common shareholders for the nine months ended September 30, 2003 decreased $5.9 million or $0.25 per share compared to the same period in 2002 due primarily to a net reduction in gains on dispositions of real estate and marketable securities, net of impairment losses of $4.9 million or $0.17 per share in addition to a reduction in “Same Park” results of $2.5 million or $0.09 per share.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the third quarter of 2003 were $25.8 million or $0.89 per share compared to $26.6 million or $0.91 per share for the same period in 2002. This represents a decrease of 2.2% in FFO per share based on 28.9 million and 29.1 million weighted average shares outstanding during the third quarter of 2003 and 2002, respectively. FFO allocable to common shareholders and unit holders for the nine months ended September 30, 2003 was $77.9 million or $2.70 per share compared to $79.7 million or $2.74 per share for the same period in 2002. This represents a decrease of 1.5% in FFO per share based on 28.8 million and 29.1 million weighted average shares outstanding during the nine months ended September 30, 2003 and 2002, respectively. FFO allocable to common shareholders and unit holders and FFO per share exclude depreciation or amortization, the gain on disposition of real estate and marketable securities, and impairment losses, all of which are included in the calculation of net income.

Funds available for Distribution (FAD) decreased 8.6% to $19.4 million during the third quarter of 2003 from $21.2 million during the third quarter of 2002. For the first nine months of 2003, FAD decreased 4.3% from $64.4 million to $61.6 million. These decreases were primarily the result of higher leasing transaction costs.

The Company announced in April that it will report funds from operations in conformity with the definition provided by the National Association of Real Estate Investment Trusts and, therefore, will no longer exclude the effects of straight-lining rents from its calculation of funds from operations. The Company made this decision after review of Regulation G, governing public disclosures of non-GAAP financial measures which was recently adopted by the Securities and Exchange Commission. The impact was to increase funds from operations by $793,000 or $0.03 per share for the three months ended September 30, 2003 and $541,000 or $0.02 per share for the same period in 2002. The impact for the nine months ended September 30, 2003 and 2002 is to increase funds from operations by $1.4 million or $0.05 per share and $2.3 million or $0.08 per share. The Company continues to disclose the straight-line rent adjustment and exclude it from its FAD calculation. See the Company’s reconciliation of net income allocable to common shareholders to FFO and FAD on page 9 of this news release.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (13.8 million net rentable square feet). These properties (herein referred to as the “Same Park” facilities) have been owned and operated by the Company for the comparable periods. The “Same Park” facilities represent approximately 93% of the square footage of the Company’s portfolio at September 30, 2003.

The following tables summarize the pre-depreciation historical operating results of the “Same Park” facilities and the entire portfolio.

“Same Park” Facilities (13.8 million square feet)

                                                                     Three Months Ended
                                                                       September 30,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...      $  46,206,000       $  46,938,000         (1.6%)
  Straight line rent adjustment........................            613,000             529,000           N/A
                                                                   -------             -------          ----
  Total rental income..................................         46,819,000          47,467,000         (1.4%)
                                                                ----------          ----------         ----
  Cost of operations...................................         12,732,000          12,392,000          2.7%
                                                                ----------          ----------          ---
  Net operating income.................................         34,087,000          35,075,000         (2.8%)
    Less:  straight line rent adjustment...............           (613,000)           (529,000)          N/A
  Net operating income before straight line rent
  adjustment (1).......................................      $  33,474,000       $  34,546,000         (3.1%)
                                                             =============        ============         ====
  Gross margin (2).....................................               72.4%               73.6%        (1.6%)
  Weighted average for period:
      Occupancy........................................               92.5%               93.9%        (1.5%)

      Annualized realized rent per occupied sq. ft.(3).       $      14.54       $       14.45          0.6%

                                                                     Nine Months Ended
                                                                       September 30,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...      $ 139,427,000        $ 140,396,000         (0.7%)
  Straight line rent adjustment........................          1,110,000            2,142,000          N/A
                                                                ---------            ---------         ----
Total rental income..................................        140,537,000          142,538,000         (1.4%)
                                                               -----------          -----------         ----
  Cost of operations...................................         38,209,000            7,726,000          1.3%
                                                                ----------            ---------          ---
  Net operating income.................................        102,328,000          104,812,000         (2.4%)
    Less:  straight line rent adjustment...............         (1,110,000)          (2,142,000)         N/A
                                                                ----------           ----------         ----
Net operating income before straight line rent
  adjustment...........................................     $  101,218,000        $ 102,670,000         (1.4%)
                                                            ==============        =============         ====
  Gross margin (2).....................................               72.6%              73.1%          (0.7%)
  Weighted average for period:
      Occupancy........................................               92.6%              94.5%          (2.0%)

      Annualized realized rent per occupied sq. ft.(3).      $       14.61         $     14.41           1.4%
(1)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The key components of NOI are “rental income” less “cost of operations” excluding the effects of the straight-line rent adjustment and depreciation. The Company breaks out “Same Park” operations to provide information regarding trends for properties the Company has held for the periods being compared.

(2)	Gross margin is computed by dividing property net operating income before straight line rent adjustment by rental income before straight line rent adjustment.

(3)	Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

Total Portfolio Statistics (1)

                                                                     Three Months Ended
                                                                       September 30,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...      $  47,947,000       $  47,248,000          1.5%
  Straight line rent adjustment........................            793,000             541,000          N/A
                                                                   -------             -------          ---
Total rental income..................................         48,740,000          47,789,000          2.0%
                                                                ----------          ----------          ---
  Cost of operations ..................................         13,533,000          12,505,000          8.2%
                                                                ----------          ----------          ---
  Net operating income.................................         35,207,000          35,284,000         (0.2%)
    Add/ (Less):  straight line rent adjustment........           (793,000)           (541,000)         N/A
                                                                  --------            --------
  Net operating income before straight line rent
  adjustment (2).......................................      $  34,414,000       $  34,743,000         (0.9%)
                                                             =============       =============         ====
  Gross margin (3).....................................               71.8%               73.5%        (2.3%)
  Weighted average for period:
      Square footage...................................         14,441,000          13,893,000          3.9%
      Occupancy........................................               92.0%               93.5%        (1.6%)
      Annualized realized rent per occupied sq. ft.(4).      $       14.43       $       14.54         (0.7%)

                                                                     Nine Months Ended
                                                                       September 30,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...    $   143,241,000     $   141,361,000          1.3%
  Straight line rent adjustment........................          1,352,000           2,278,000          N/A
                                                                 ---------           ---------          ---
Total rental income..................................        144,593,000         143,639,000          0.7%
                                                               -----------         -----------          ---
  Cost of operations ..................................         39,593,000          38,108,000          3.9%
                                                                ----------          ----------          ---
  Net operating income.................................        105,000,000         105,531,000         (0.5%)
    Less:  straight line rent adjustment...............         (1,352,000)         (2,278,000)         N/A
                                                                ----------          ----------
  Net operating income before straight line rent
  adjustment...........................................    $   103,648,000      $  103,253,000          0.4%
                                                           ===============      ==============          ===
 Gross margin (3).....................................               72.4%               73.0%        (0.8%)
  Weighted average for period:
      Square footage...................................         14,235,000         13,893,000           2.5%
      Occupancy........................................               92.2%              94.1%         (2.0%)
      Annualized realized rent per occupied sq. ft.(4).     $        14.55        $     14.42           0.9%
(1)	Does not include discontinued operations.

(2)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The key components of NOI are “rental income” less “cost of operations” excluding the effects of the straight-line rent adjustment and depreciation.

(3)	Gross margin is computed by dividing property net operating income before straight line rent adjustment by rental income before straight line rent adjustment.

(4)	Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

Management Changes

As previously announced in August 2003, Joseph D. Russell, Jr. was elected a director and Chief Executive Officer of the Company to succeed Ronald L. Havner, Jr. Mr. Havner will continue as Chairman of the Board of Directors and intends to remain active in the Company’s business, focusing on strategic and financial initiatives. Mr. Russell was also elected a director of the newly expanded Board.

Mr.Russell has served as President of the Company since September 2002. Before joining PSB he had worked at Spieker Partners for more than ten years, becoming an officer of Spieker Properties when it went public as a REIT in 1993. Prior to its merger with Equity Office Properties (EOPP) in 2001, Mr. Russell was President of Spieker Properties’ Silicon Valley Region. Mr. Russell earned a Bachelor of Science degree from the University of Southern California and a Masters of Business Administration from the Harvard Business School.

The Company’s Chief Financial Officer, Jack E. Corrigan, has announced he will resign. Mr. Corrigan will remain with the Company until his successor is hired and becomes familiar with the Company’s operations.

Financial Condition

The Company continued to maintain financial strength and flexibility. The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended September 30, 2003.

     Ratio of FFO to fixed charges (1).....................................            35.2x
     Ratio of FFO to fixed charges and preferred distributions (2).........             3.6x

     Debt and  preferred  equity to total market  capitalization  (based on
     the common stock price of $37.74 at September 30, 2003)..............               30%
     Available under line of credit at September 30, 2003..................       $100 million
(1)	Fixed charges include interest expense of $1,013,000.

(2)	Preferred distributions include amounts paid to preferred shareholders of $4,052,000 and preferred unit holders in the operating partnership of $4,810,000.

Redemption of Preferred Stock

On May 22, 2003 and September 30, 2003, the Company repurchased 7,300 and 78,300 depository units of Series A preferred stock at $26.00 and $25.65 per unit, for $190,000 and $2.0 million, respectively. The stated value of the stock was $25 per depository share. The premium and original issuance costs were recorded as an additional distribution to preferred shareholders. The aggregate effect was a reduction of $127,000 of net income and funds from operations allocable to common shareholders and unit holders.

Property Dispositions

The Company has identified several properties for disposition. Three properties, including a 57,000 square foot office building in Lakewood, California and two flex facilities in Nashville, Tennessee totaling 138,000 square feet were sold during the second quarter of 2003 with net proceeds of approximately $11.4 million. The Company recognized gains on the sale of the Lakewood and Nashville properties in the second quarter of 2003 totaling $3.5 million. In addition, the Company previously announced it was under contract to sell a group of five office and flex buildings with a 3.5 acre parcel of land in Beaverton, Oregon for net proceeds of $34.5 million. This contract was subsequently terminated and the Company has not determined whether it will ultimately dispose of some or all of these properties. An impairment loss of $5.9 million based on the estimated proceeds from the disposition of the Beaverton, Oregon properties was recognized in the first quarter of 2003. On July 29, 2003 the Company sold a one acre parcel of land in Beaverton, Oregon for $775,000, resulting in a gain of approximately $14,000.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on October 22, 2003. Distributions were also declared on the various series’ of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable December 31, 2003 to shareholders of record on December 15, 2003.

                      Series               Dividend Rate       Dividend Declared
                      --------             -------------       -----------------
                      Series A                   9.25%               $0.578125
                      Series D                   9.50%               $0.593750
                      Series F                   8.75%               $0.546875

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of September 30, 2003, PSB wholly-owned approximately 14.8 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5,051,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the first quarter’s operating results is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for Friday, October 24, 2003 at 9:30 A.M. (EDT) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 3164027. A replay of the conference call will be available through October 31, 2003 at 1-800-642-1687.

Additional financial data attached.

PS BUSINESS PARKS, INC.

Selected Financial Data

                                                              (Unaudited)

                                                                          At September 30, 2003      At December 31, 2002
Balance Sheet Data:

    Cash and cash equivalents........................................        $        34,017,000           $    44,812,000
    Marketable equity securities.....................................        $                 -           $     5,278,000
    Properties held for disposition, net.............................        $        34,649,000           $             -
    Real estate facilities, before accumulated depreciation..........        $     1,279,129,000           $ 1,254,774,000
    Total assets.....................................................        $     1,162,327,000           $ 1,156,802,000
    Total debt.......................................................        $        69,844,000           $    70,279,000
    Minority interest - common units.................................        $       169,726,000           $   167,469,000
    Minority interest - preferred units..............................        $       217,750,000           $   217,750,000
    Perpetual preferred stock........................................        $       168,673,000           $   170,813,000
    Common shareholders' equity......................................        $       499,668,000           $   493,589,000

    Total common shares outstanding at period end....................                 21,509,000                21,531,000
                                                                                      ==========                ==========
    Total  common  shares   outstanding   at  period  end,   assuming
      conversion of all Operating Partnership units into common stock                 28,814,000                28,836,000
                                                                                      ==========                ==========

PS BUSINESS PARKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

                                                               For the Three Months                    For the Nine Months
                                                               Ended September 30,                     Ended September 30,
                                                             2003                2002               2003                2002
Revenues:
   Rental income.................................     $    48,740,000   $      47,789,000      $  144,593,000     $  143,639,000
   Facility management fees primarily from
     affiliates..................................             178,000             191,000             562,000            577,000
   Gain on sale of marketable securities.........                   -              16,000           2,043,000             41,000
   Interest and other income.....................             145,000              71,000             971,000            740,000
                                                              -------              ------             -------            -------
                                                           49,063,000          48,067,000         148,169,000        144,997,000
                                                           ----------          ----------         -----------        -----------
Expenses:
  Cost of operations.............................          13,533,000          12,505,000          39,593,000         38,108,000
  Cost of facility management....................              37,000              44,000             111,000            134,000
  Depreciation and amortization..................          15,382,000          14,192,000          43,186,000         41,164,000
  General and administrative.....................           1,056,000           1,282,000           3,508,000          3,774,000
   Interest expense..............................           1,013,000           1,115,000           3,013,000          4,098,000
                                                            ---------           ---------           ---------          ---------
                                                           31,021,000          29,138,000          89,411,000         87,278,000
                                                           ----------          ----------          ----------         ----------
Income before discontinued operations and minority
interest.........................................          18,042,000          18,929,000          58,758,000         57,719,000
                                                           ----------          ----------          ----------         ----------
Discontinued operations:
  Income from discontinued operations............           1,251,000           1,404,000           3,340,000          3,661,000
  Impairment charge on properties held for sale..                   -            (900,000)         (5,907,000)          (900,000)
  Gain on disposition of real estate.............              14,000           2,041,000           3,498,000          7,407,000
  Equity in income of discontinued joint venture.                   -             138,000           2,296,000            387,000
Net income (loss) from discontinued operations...           1,265,000           2,683,000           3,227,000         10,555,000
                                                            ---------           ---------           ---------         ----------

Income before minority interest..................          19,307,000          21,612,000          61,985,000         68,274,000

  Minority interest in income - preferred units..          (4,810,000)         (4,412,000)        (14,430,000)       (13,237,000)
  Minority interest in income - common units.....          (2,653,000)         (3,356,000)         (9,064,000)       (11,019,000)
                                                           ----------          ----------          ----------        -----------
Net income.......................................     $    11,844,000     $    13,844,000      $   38,491,000     $   44,018,000
                                                      ===============     ===============      ==============     ==============

Net income allocation:
  Allocable to preferred shareholders............     $     4,052,000     $     3,933,000      $   11,905,000     $   11,483,000
  Allocable to common shareholders...............           7,792,000           9,911,000          26,586,000         32,535,000
                                                            ---------           ---------          ----------         ----------
                                                      $    11,844,000     $    13,844,000      $   38,491,000     $   44,018,000
                                                      ===============     ===============      ==============     ==============

Net income (loss) per common share - basic:
  Continuing operations..........................     $          0.32     $          0.37       $        1.13     $         1.14
Discontinued operations.........................      $          0.04     $          0.09       $        0.11     $         0.37
                                                      $          0.36     $          0.46       $        1.24     $         1.51
Net income (loss) per common share - diluted:
  Continuing operations..........................     $          0.32     $          0.37       $         1.13    $         1.13
Discontinued operations..........................     $          0.04     $          0.09       $         0.11    $         0.36
                                                      $          0.36     $          0.46       $         1.24    $         1.49

  Weighted average common shares outstanding:
  Basic..........................................          21,417,000          21,552,000          21,368,000         21,548,000
                                                           ==========          ==========          ==========         ==========
  Diluted........................................          21,617,000          21,772,000          21,514,000         21,763,000
                                                           ==========          ==========          ==========         ==========

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

                                                                For the Three Months                     For the Nine Months
                                                                Ended September 30,                      Ended September 30,
                                                             2003                 2002                 2003                2002

Net income allocable to common shareholders.........  $      7,792,000     $    9,911,000     $     26,586,000        $  32,535,000
    Less:  Gain on sale of marketable securities....              -               (16,000)          (2,043,000)             (41,000)
    Less:  Gain on disposition of real estate.......          (14,000)         (2,041,000)          (3,498,000)          (7,407,000)
    Less:  Gain on sale of equity income from sale
      of joint venture properties...................                -            (117,000)          (1,376,000)            (265,000)

    Impairment charge of property held for sale.....                -             900,000            5,907,000              900,000
    Depreciation and amortization...................       15,382,000          14,595,000           43,237,000           42,885,000
    Depreciation from unconsolidated joint venture..              -                17,000                    -               57,000
    Minority interest in income - common units......        2,653,000           3,356,000            9,064,000           11,019,000
                                                            ---------           ---------            ---------           ----------
Consolidated FFO allocable to common shareholders...  $    25,813,000       $  26,605,000       $   77,877,000        $  79,683,000
                                                      ===============       =============       ==============        =============

Computation of Diluted FFO per Common Share (1):

Consolidated FFO allocable to common shareholders...  $   25,813,000       $   26,605,000       $   77,877,000        $  79,683,000
                                                      ==============       ==============       ==============        =============

     Weighted average common shares outstanding.....      21,417,000           21,552,000           21,368,000           21,548,000
     Weighted average common OP units outstanding...       7,305,000            7,305,000            7,305,000            7,305,000
     Dilutive effect of stock options...............         200,000              220,000              146,000              215,000
                                                             -------              -------              -------              -------
Weighted  average  common  shares  and OP units  for
  purposes  of  computing   fully-diluted   FFO  per
  common share......................................      28,922,000           29,077,000           28,819,000           29,068,000
                                                          ==========           ==========           ==========           ==========

Fully diluted FFO per common share .................  $       0.89          $       0.91          $      2.70          $       2.74
                                                      ============          ============          ===========          ============

Computation  of Funds  Available  for  Distribution
     ("FAD") (2)

Consolidated FFO allocable to common shareholders...  $    25,813,000      $   26,605,000       $   77,877,000       $   79,683,000
                                                      ===============      ==============       ==============       ==============

Less:  Capitalized Expenditures:
     Maintenance capital expenditures...............  $    (1,614,000)     $     (890,000)    $     (2,798,000)      $   (3,508,000)
   Tenant improvements..............................       (2,835,000)         (2,618,000)          (9,236,000)          (7,313,000)
     Capitalized lease commissions..................       (1,420,000)         (1,812,000)          (3,577,000)          (2,861,000)
                                                           ----------          ----------           ----------           ----------
Total Capitalized Expenditures......................       (5,869,000)         (5,320,000)         (15,611,000)         (13,682,000)
                                                           ----------          ----------          -----------          -----------
    Less:  Straight line rent adjustment............         (793,000)           (541,000)          (1,352,000)          (2,278,000)
    Add:  Stock based compensation expense........            270,000             502,000              723,000              714,000
                                                              -------             -------              -------              -------
FAD.................................................  $    19,421,000       $  21,246,000       $   61,637,000       $   64,437,000
                                                      ===============       =============       ==============       ==============
(1)	Funds from operations (“FFO”) is a term defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) by which real estate investment trusts (“REITs”) may be compared. It is generally defined as net income, computed in accordance with generally accepted accounting principals, before depreciation, amortization, minority interest in income and extraordinary items. The Company considers FFO to be a useful measure of the operating performance of a REIT, which provides investors with a basis to evaluate the operations and the cash flows of a REIT. FFO does not represent net income or cash flow from operations as defined by GAAP. FFO computations do not factor out the REIT’s requirement to make either capital expenditures or principal payments on debt. The Company excludes gains/losses on disposition of real estate impairment loss and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)	Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, tenant improvements, capitalized leasing commissions, and the straight line rent adjustment from FFO and adding stock based compensation expense. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.